As filed with the Securities and Exchange Commission on August 8, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN STATES WATER COMPANY

(Exact name of Registrant as specified in its charter)

California	95-4676679
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

630 East Foothill Boulevard

San Dimas, California  91773

(909) 394-3600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Sprowls

President and Chief Executive Officer

630 East Foothill Boulevard

San Dimas, California 91773

(909) 394-3600

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

COPY TO:

C. James Levin, Esq.

Winston & Strawn LLP

333 South Grand Avenue

Los Angeles, CA 90071

(213) 615-1700

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filter, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company		☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(5)	Amount of registration fee(5)
Debt Securities	(1)	(2)
New Preferred Shares, no par value	(1)(3)	(2)
Depositary Shares	(1)(3)(4)	(2)
Common Shares, no par value	(1)(5)	(2)
Total	(1)	(2)

(1)             An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement as permitted by Rule 457(o).

(2)             In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee relating to the registration of securities hereby. Pursuant to Rule 457(p), $6,417, which is the amount of the filing fee paid in connection with unsold securities with an aggregate offering price of $115,000,000 registered pursuant to American States Water Company’s Registration Statement No. 333-161208 on Form S-3 filed with the Securities and Exchange Commission on August 10, 2009, will be applied to payment of the registration fee with respect to the securities to be offered pursuant to this Registration Statement.

(3)             Shares of New Preferred Shares and Depositary Shares may be issuable upon conversion of Debt Securities registered hereby.

(4)             In the event American States Water Company elects to offer to the public fractional interests in shares of the New Preferred Shares registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests, and the shares of New Preferred Shares will be issued to a depositary under a deposit agreement.

(5)             Common Shares may be issuable in primary offerings and upon conversion of the New Preferred Shares or Debt Securities registered hereby.

Prospectus

COMMON SHARES

DEBT SECURITIES
PREFERRED SHARES
DEPOSITARY SHARES

We may from time to time offer the securities described in this prospectus, either separately or in combination.  This prospectus provides you with a general description of the securities we may offer.  We will provide you with the specific terms of each offering in supplements to this prospectus.  We may also supplement, update or amend information contained in this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol “AWR.”  The other securities we may offer will be a new issue with no established trading market.  If we decide to seek listing of any of these other securities upon issuance, we will disclose the exchange, quotation system or market on which these securities will be listed in a prospectus supplement.

We may sell securities directly to you or through underwriters, dealers or agents.  The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

Investing in our securities involves risks.  Before buying any securities, you should carefully read the discussion of material risks involved in investing in our securities under the heading “Risk Factors” beginning on page 1 and on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is August 8, 2012

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement accompanying this prospectus.  No dealer, salesperson or other person is authorized to give information that is different.  This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this prospectus or in any prospectus supplement is correct only as of the date on the front of those documents, regardless of the time of the delivery of this prospectus or any prospectus supplement or any sale of these securities.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the shelf registration process.  Under this process, we may sell the securities described in this prospectus in one or more offerings over the next several years.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities for that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  The information in this prospectus or the accompanying prospectus supplement is only accurate as of the date on their respective covers.  Although we will try to include all information that we believe may be material to investors, certain details that may be important to you may have been excluded.  To see more detail, you should read the exhibits filed by us with the registration statement or other SEC filings.

We also periodically file with the SEC documents that include information about our financial statements and our company, including information on matters that might affect our future financial results.  Directions on how you may get our documents are provided on page 20.  It is important for you to read these documents, this prospectus and the applicable prospectus supplement before you invest.

OUR COMPANY

We are the parent company of Golden State Water Company, or GSWC and American States Utility Services, Inc., or ASUS, and its wholly-owned subsidiaries (Fort Bliss Water Services Company, Terrapin Utility Services, Inc., Old Dominion Utility Services, Inc., Palmetto State Utility Services, Inc. and Old North Utility Services, Inc.).

GSWC provides water service to more than 75 communities and 10 counties in California and electric service in the City of Big Bear Lake and surrounding communities in San Bernardino County, California.  Our assets and operating income are primarily those of GSWC. GSWC is regulated by the California Public Utilities Commission, or CPUC.

ASUS, through its wholly-owned subsidiaries, has contracted with the U.S. government to provide water and/or wastewater services pursuant to 50-year fixed-price contracts, which are subject to periodic prospective price redeterminations and modifications for changes in circumstances, at military bases located in Maryland, New Mexico, North Carolina, South Carolina, Texas and Virginia.  ASUS has also, from time to time, entered into contracts for construction of infrastructure improvements at these bases.

Our principal executive office is located at 630 East Foothill Blvd., San Dimas, California 91773 and our telephone number is 909-394-3600. Our web site may be accessed at www.aswater.com. Neither the contents of our web site nor any other web site that may be accessed from our web-site is incorporated in or otherwise considered a part of this prospectus.

RISK FACTORS

Investing in our debt securities involves risks.  Please see the risk factors described in our Annual Report on Form 10-K and other reports filed with the SEC, incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus.  The risks and uncertainties described are not the only ones facing us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated herein and therein contain forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on current estimates, expectations and projections about future events and assumptions regarding these events and include statements regarding management’s goals, beliefs, plans or current expectations, taking into account the information currently available to management.  Forward-looking statements are not statements of historical facts.  For example, when we use words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may” and other words that convey uncertainty of future events or outcomes, we are making forward-looking statements.  We are not able to predict all the factors that may affect future results.  We caution you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in our forward-looking statements.  Some of the factors that could cause future results to differ materially from those expressed or implied by our forward-looking statements, or from historical results, include, but are not limited to:

•                  The outcome of pending and future regulatory, legislative or other proceedings, investigations or audits, including decisions in our general rate cases and the results of independent audits of our construction contracting procurement practices

•                  Changes in the policies and procedures of the CPUC

•                  Timeliness of CPUC action on rates

•                  Our ability to efficiently manage capital expenditures and operating and maintenance expenses within CPUC authorized levels and timely recovery of our costs through rates

•                  Our ability to forecast the costs of maintaining GSWC’s aging water infrastructure

•                  Changes in accounting valuations and estimates, including changes resulting from changes in our assessment of anticipated recovery of regulatory assets, liabilities and revenues subject to refund or regulatory disallowances

•                  Changes in environmental laws and water quality and wastewater requirements and increases in costs associated with complying with these laws and requirements

•                  Availability of water supplies, which may be adversely affected by changes in weather patterns, contamination and court decisions or other governmental actions restricting use of water from the Colorado River, transportation of water to GSWC’s service areas through the California State Water Project or pumping groundwater

•                  Our ability to obtain adequate, reliable and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our water operations

•                  Our ability to recover the costs associated with the contamination of GSWC’s groundwater supplies from parties responsible for the contamination or through the ratemaking process and the time and expense incurred by us in obtaining recovery of such costs

•                  Adequacy of our power supplies and the extent to which we can manage and respond to the volatility of electric and natural gas prices

•                  Our ability to comply with the CPUC’s renewable energy procurement requirements

•                  Changes in GSWC customer demand due to unanticipated population growth or decline, changes in climate conditions, general economic and financial market conditions, cost increases and conservation

•                  Changes in accounting treatment for regulated utilities

•                  Changes in estimates used in ASUS’s revenue recognition under the percentage of completion method of accounting for our construction activities at our contracted services business

•                  Termination, in whole or in part, of our contracts to provide water and/or wastewater services at military bases for the convenience of the U.S. government

•                  Delays in obtaining redetermination of prices or equitable adjustments to our prices on our contracts to provide water and/or wastewater services at military bases

•                  Disallowance of costs on our contracts to provide water and/or wastewater services at military bases as a result of audits, cost review or investigations by contracting agencies

•                  Inaccurate assumptions used in preparing bids in our contracted services business

•                  Failure of the collection or sewage systems that we operate on military bases resulting in untreated wastewater or contaminants spilling into nearby properties, streams or rivers

•                  Failure to comply with the terms of our military privatization contracts

•                  Failure of any of our subcontractors to perform services for us in accordance with the terms of our military privatization contracts

•                  General economic conditions which may impact our ability to recover revenue from customers

•                  Explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and telecommunication systems, human error and similar events that may occur while operating and maintaining a water and electric system in California or operating and maintaining water and wastewater systems on military bases under varying geographic conditions

•                  The impact of storms, earthquakes, floods, mudslides, drought, wildfires, disease and similar natural disasters, or acts of terrorism, vandalism or cyber-attacks, that affect customer demand or that damage or disrupt facilities, operations or information technology systems owned by us, our customers or third parties on whom we rely or result in unintended releases of customer information

•                  Incurrence of losses that exceed or are excluded from our insurance coverage or for which we are not insured

•                  Restrictive covenants in our debt instruments or changes to our credit ratings on current or future debt that may increase our financing costs or affect our ability to borrow or make payments on our debt

•                  Our ability to access capital markets and other sources of credit in a timely manner on acceptable terms

•                  Our ability to obtain dividends from our subsidiaries to meet our financial obligations and to pay dividends on our common shares

Please consider our forward-looking statements in light of those risks as you read this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein.  We qualify all of our forward-looking statements by these pre-cautionary statements.

Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the SEC.

These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference herein or the date of any applicable prospectus supplement.  Except as required by the federal securities laws, we do not intend, and undertake no obligation, to update our forward-looking statements to reflect new information, future events or circumstances.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes.  General corporate purposes include funding capital expenditures and purchasing and maintaining plant and equipment of our subsidiaries and making investments in our subsidiaries and other entities.  We may temporarily invest the proceeds in short-term securities or use the proceeds to reduce our borrowings or those of our subsidiaries.  We may also use the net proceeds to fund acquisitions of businesses.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated were:

	For the six months ended	For the years ended December 31,
	June 30, 2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	4.47	3.92	3.39	3.09	2.91	3.14

(1)          Fixed charges consist of interest expense, including amortization of debt issuance costs, and one-third of rental expense under operating leases representing an approximate interest factor.

We do not have any preferred securities outstanding.

DESCRIPTION OF DEBT SECURITIES

We will issue debt securities under an indenture filed with the SEC as an exhibit to our registration statement.  The indenture may be amended or supplemented from time to time.  We will file any amendments or supplements to the indenture or any securities resolution that amends or supplements the indenture with the SEC.  The indenture will be qualified under the Trust Indenture Act of 1939.

The following summary of the terms of the indenture is not complete and you should carefully review the indenture and any supplemental indenture or securities resolution we may file with the SEC in a particular offering.

General

We will issue debt securities in one or more series from time to time.  The indenture does not limit the principal amount of debt securities that we may issue.  The specific terms of the debt securities will be included in a supplemental indenture or securities resolution and described in a prospectus supplement.  Some of the terms that may be included are:

•                  title and amount of securities;

•                  maturity date;

•                  redemption, which may be mandatory or at our option or the option of the holders;

•                  right to exchange or convert debt securities into other securities;

•                  right to defease the debt securities;

•                  sale at a discount; debt securities sold at a discount may bear no interest or interest at a rate below the market rate at the time of issuance;

•                  interest rates that may be fixed or variable;

•                  procedures for the auction or remarketing of securities;

•                  currency in which the securities will be issued;

•                  listing of the debt securities on a national securities exchange; and

•                  any changes to or additional events of default or covenants.

Unless otherwise specified in the prospectus supplement, we will issue the debt securities only as fully registered global debt securities.

Status of Debt Securities

Our debt securities will be unsecured and unsubordinated and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.  GSWC has outstanding unsecured debt and must make scheduled payments on this debt and otherwise comply with the terms of this debt before it may pay dividends to us.  We currently rely principally on dividends from GSWC to pay our debt securities.  As a result, GSWC’s debt is senior to our debt securities.

Payment and Transfer

We will pay amounts due on the debt securities at the place or places designated by us for such purposes.  Unless otherwise specified in the applicable prospectus supplement, we may, at our option, pay by check mailed to the person in whose name your debt securities are registered at the close of business on the day or days specified by us.

If debt securities are registered in your name, you may transfer or exchange debt securities at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge, except for any tax or governmental charge.

Absence of Restrictive Covenants

Unless otherwise indicated in the applicable prospectus supplement, we are not:

•                  restricted by the indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations, including obligations secured by our property;

•                  required to maintain any financial ratios or specified levels of net worth or liquidity; and

•                  providing you any special protection in the event of a highly leveraged transaction.

Successor Corporation

The indenture allows us:

•                  to consolidate or merge with or into any other person; or

•                  any other person to merge into us; or

•                  our company to transfer all or substantially all of our assets to another person;

if, in each case, the following conditions are satisfied:

•                  the surviving company:

•                  is a person organized and existing under the laws of the United States or a state;

•                  assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture; and

•                  immediately after the merger, consolidation or transfer, there is no default under the indenture.

We will be relieved from our obligations on the debt securities and under the indenture if these conditions are satisfied.

Subject to certain limitations in the indenture, the trustee may rely on an officer’s certificate and an opinion of counsel from us as conclusive evidence that any consolidation, merger or transfer, and any related assumption of our obligations, complies with the indenture.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the term “event of default” when used in the indenture, means any of the following:

•                  if we fail to pay any installment of interest when due if our failure continues for a period of 60 days;

•                  if we fail to pay principal when due if our failure continues for three business days;

•                  if we fail to deposit any sinking fund payment when due if our failure continues for three business days;

•                  if we fail to perform for 90 days after notice any of our other agreements applicable to the debt securities of a series;

•                  if certain events in bankruptcy, insolvency or reorganization occur; or

•                  if any other event of default provided in the terms of the debt securities of the series occurs.

Unless otherwise provided in the applicable prospectus supplement, the indenture does not have a cross-default provision.  Thus, a default by us or by any of our subsidiaries on any other debt would not constitute an event of default.  A default on any series of debt securities does not necessarily constitute a default on any other series.  The trustee may withhold notice to you of a default for such series (except for payment defaults) if the trustee considers the withholding of notice in your best interests.

If an event of default for any series of debt securities has occurred and is continuing, the trustee or the holders of not less than one-third in aggregate principal amount of the debt securities of such series may send a notice declaring the entire principal amount and accrued interest (or in the case of discounted debt securities, such portion as may be described in the applicable prospectus supplement) of all the debt securities of such series to be due and payable immediately.  The trustee is required to notify you of any such event that would become a default if the trustee has actual knowledge of the event.  Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the debt securities of such series may annul any declaration and rescind its consequences, except for failure to pay interest or principal, to make any deposit in a sinking fund or any other event of default which may not be waived without the consent of all security holders affected by the default.

We must file a certificate annually with the trustee regarding our compliance with the indenture.

The trustee may require a reasonable indemnity from you before it enforces the indenture or the debt securities of any series.  Subject to the provisions for indemnification, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, for the debt securities of such series.

Modification of Indenture

Unless otherwise indicated in the applicable prospectus supplement, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities, voting together as a single class, may, with certain exceptions described below, modify the indenture.  We may not, however, modify any terms relating to the amount or timing of payments or reduce the percentage of holders required to approve modifications to the indenture without your consent.

We may modify the indenture without your consent to:

•                  create a new series of debt securities and establish its terms;

•                  cure ambiguities or fix omissions;

•                  comply with the provisions of the indenture regarding successor corporations; or

•                  make any change that does not materially adversely affect your rights as a holder of debt securities.

Unless otherwise provided in the applicable prospectus supplement or prohibited by the indenture, we may also amend the indenture with the written consent of a majority in principal amount of the debt securities of all series affected by the amendment voting together as a single class.

We are prohibited from amending the indenture without the consent of all holders of debt securities to:

•                  reduce the amount of debt securities whose holders must consent to an amendment;

•                  reduce the amount of interest, principal or amount of any sinking fund payment;

•                  change the time for payment of interest, principal or any sinking fund payment;

•                  make any change in the rights of security holders with respect to waiver of payment defaults; or

•                  amend or modify the provisions of the indenture prohibiting the amendment of the indenture without the consent of all holders of debt securities, other than to increase the amount of debt securities whose holders must consent to an amendment or waiver or to provide that other provisions of the indenture cannot be amended or modified without the consent of each holder of debt securities affected thereby.

Defeasance

Unless otherwise provided in the applicable prospectus supplement, we may either:

•                  terminate as to a series all of our obligations (except for our obligation to pay all amounts due on the debt securities in accordance with their terms and certain other obligations with respect to such matters as the transfer of a debt security and the replacement of destroyed, lost or stolen debt securities); or

•                  terminate as to a series our obligations, if any, with respect to the debt securities of such series under the covenants, if any, applicable to such series as described in the prospectus supplement.

We may exercise either defeasance option notwithstanding our prior exercise of the other defeasance option.  If we terminate all of our obligations, a series may not be accelerated because of an event of default.  If we terminate our covenants, a series may not be accelerated by reference to the covenants described in the applicable prospectus supplement.

To exercise either defeasance option as to a series of debt securities, we must deposit in trust with the trustee money or U.S. government obligations sufficient to make all payments on the debt securities of the series being defeased to redemption or maturity.

We must also comply with certain other conditions.  In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to you for Federal income tax purposes.

Regarding the Trustee

Unless otherwise indicated in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to JPMorgan Chase Bank, National Association (formerly Chase Manhattan Bank and Trust Company, National Association, and then J.P. Morgan Trust Company, National Association) will act as trustee, registrar, transfer and paying agent for the debt securities.  We may remove the trustee with or without cause if we notify the trustee 30 days in advance and if no default occurs or is continuing during the 30-day period.  In addition, the holders of a majority of the principal amount of the outstanding debt securities may remove the trustee by notifying the trustee and appointing a successor trustee with our consent.

In certain circumstances, the trustee may not enforce its rights as one of our creditors.  The trustee may, however, engage in certain other transactions.  If it acquires any conflicting interest as a result of any of these transactions and there is a default under the debt securities, the trustee must eliminate the conflict of interest or resign.

The trustee also acts as trustee under an indenture between GSWC and the trustee, dated September 1, 1993, as supplemented, under which certain debt securities of GSWC may be issued and outstanding at the same time that debt securities may be issued and outstanding under the indenture.  Under the indenture, the trustee is authorized to continue acting as trustee under the GSWC indenture with respect to such GSWC debt securities while also acting as trustee with respect to the debt securities.  So long as a successor trustee has been appointed, the indenture further authorizes the trustee to resign from either or both of its appointments as trustee hereunder and as trustee under GSWC’s indenture in the event that the trustee determines in good faith that its performance hereunder or under GSWC’s indenture subjects the trustee to a conflict of interest.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of California.

DESCRIPTION OF CAPITAL STOCK

As of June 30, 2012, our authorized capital stock was 30,150,000 shares.  Those shares consisted of:

•                  30,000,000 common shares, no par value, of which 18,920,574 were outstanding; and

•                  150,000 new preferred shares, no par value, which are referred to herein as preferred shares since we no longer have any other authorized series of preferred shares; none of the preferred shares are outstanding.

We may in the future amend our articles of incorporation to increase the authorized number of shares of our currently authorized common shares or preferred shares or to authorize shares of one or more additional classes of preferred shares.  Our board of directors and shareholders would need to approve this amendment.

We will list any common shares offered hereunder on the New York Stock Exchange.  We may also list one or more series of preferred shares on a national securities exchange.

The following summary of the terms of our capital stock is not complete.  You should look at our amended and restated articles of incorporation and our bylaws, each of which we have filed with the SEC, and any amendment to our amended and restated articles of incorporation setting forth the terms of any series of preferred shares we may file with the SEC.

Common Shares

We may issue common shares from time to time in one or more offerings, either separately or in combination with the offering of other securities.

Subject to the rights of holders of our preferred shares, common shareholders are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor.  Our articles of incorporation do not restrict our ability to pay dividends.  We are not subject to any contractual restrictions on our ability to pay dividends except the requirement in our credit facilities to maintain compliance with all covenants.

We currently obtain funds to pay dividends on common shares principally from dividends paid by GSWC.  GSWC must make scheduled payments on its debt and otherwise comply with the terms of its debt before it pays dividends to us.  Under the most restrictive provisions, as of June 30, 2012, $332.2 million was available to pay dividends to us.  GSWC is also prohibited under the terms of senior notes issued in October 2005 and March 2009 from paying dividends if, after giving effect to the dividend, its total indebtedness to capitalization ratio (as defined) would be more than .6667 to 1.

Our ability to pay dividends to common shareholders and the ability of GSWC to pay dividends to us are also subject to restrictions imposed by California law.  Because of these restrictions, approximately $189.9 million of our retained earnings was available to pay dividends, and approximately $164.4 million of GSWC’s retained earnings was available to pay dividends to us at June 30, 2012.

We have paid cash dividends on our common shares quarterly since our formation as a holding company in 1998.  Prior to this, GSWC had paid dividends on its common shares since 1931.  We intend to continue our practice of paying quarterly cash dividends.  However, the payment, amount and timing of dividends are dependent upon future earnings, our financial requirements and other factors considered relevant by our board of directors.

Each common shareholder is entitled to one vote per share.  Common shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met.  Upon our liquidation, dissolution or winding up (but subject to the rights of holders of our preferred shares), we will ratably distribute our assets legally available for distribution to holders of common shares.  Common shareholders have no preemptive or other subscription or conversion rights and no liability for further calls upon their shares.  The common shares are not subject to assessment.

Our common shares are listed on the New York Stock Exchange under the symbol “AWR.”  The transfer agent and registrar for our common shares is Computershare Shareowner Services LLC.  Common shareholders may participate in our common share purchase and dividend reinvestment plan.

Preferred Shares

We may issue preferred shares from time to time in one or more series.  We may also issue fractional shares of preferred shares that will be represented by depositary shares and receipts.

Before the issuance of shares of any series of preferred shares, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California.  The certificate of determination fixes the designation and number of shares of the series and their rights, preferences, privileges and restrictions, including, but not limited to the following:

•                  the title;

•                  voting rights;

•                  any rights and terms of redemption, including sinking fund provisions;

•                  dividend rates, periods and or payment dates or methods of calculation, as applicable;

•                  whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•                  the relative ranking and preference as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•                  the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price, or manner of calculation and conversion period;

•                  liquidation preferences;

•                  any limitations on issuance of any class or series ranking senior or on a parity as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions.

We will also set forth in a prospectus supplement the following terms relating to the series of preferred shares being offered:

•                  the number of preferred shares we are offering and the offering price per share;

•                  the procedures for any auction or remarketing of the preferred shares, if applicable;

•                  any listing of the preferred shares on any securities exchange; and

•                  a discussion of any applicable material and/or special United States federal income tax considerations.

Certain Provisions of our Articles and Bylaws

Certain provisions of our articles of incorporation and bylaws may delay or make more difficult acquisitions or changes of control of our company.  Certain of these provisions may also have the affect of preventing changes in our management.  The following summary of certain of these provisions is not complete and you should look at our articles of incorporation and bylaws, which we have filed with the SEC.

Our articles of incorporation provide for the classification of our board of directors into up to three classes (depending upon the number of directors), each consisting of a number of directors as nearly equal as practicable.  Our board of directors currently has three classes.

So long as the board remains classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace our entire board, absent intervening vacancies.

Our articles of incorporation also provide that certain business combinations and sales of substantially all of our assets must be approved either by the affirmative vote of a majority of our continuing directors or by the affirmative vote of at least two-thirds of the combined voting power of our outstanding shares, voting together as a single class, in addition to any other approvals required by applicable law.  In addition, any amendments to our bylaws relating to the calling of shareholders’ meetings, the bringing of business at shareholders’ meetings or amending the provisions of our articles of incorporation described in this paragraph and the preceding paragraph must be approved by at least two-thirds of the combined voting power of our outstanding shares, voting together as a single class.

Certain Provisions of State Law

Certain provisions of state law may delay or make more difficult acquisitions or changes in control of our company. Certain of these provisions are summarized below.

Under California law, if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders.  The term “interested party” means a person who is a party to the transaction and who

•                  directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•                  is, or is directly or indirectly controlled by, an officer or director of the corporation; or

•                  is an entity in which a material financial interest is held by any director or executive officer.

In addition, it may be necessary for a person that acquires control, either directly or indirectly, of a public utility to obtain prior approval of the utility regulatory commissions in the States of California, Maryland, North Carolina, Texas and Virginia. A business combination involving the company would result in the acquisition of control of each of our public utility subsidiaries in these states.

DESCRIPTION OF DEPOSITARY SHARES

We may from time to time issue fractional preferred shares that will be represented by depositary shares and receipts issued pursuant to a deposit agreement.  We have included a form of deposit agreement as an exhibit to the registration statement.  The following summary of the general terms of the deposit agreement is not complete.  You should look at the deposit agreement and any amendments thereto or to our articles of incorporation setting forth the terms of the preferred shares we may file with the SEC.

General

If we elect to offer fractional interests in a series of preferred shares, a depositary will issue receipts for depositary shares, each of which will represent fractional interests of a particular series of preferred shares.  The depositary will hold the preferred shares under the terms of the deposit agreement.  The depositary will be a bank or trust company selected by us.  Subject to the terms of the deposit agreement, you will be entitled to all the rights and preferences of the preferred shares underlying such depositary shares in proportion to your fractional interest in the preferred shares.  Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  The terms of the depositary shares, depositary receipts and preferred shares will be described in the applicable prospectus supplement.

The deposit agreement will contain provisions relating to adjustments in the fraction of preferred shares represented by a depositary share in the event of a split-up, combination or other reclassification of the preferred shares or upon any recapitalization, merger or sale of substantially all of our assets as an entirety.

Upon surrender of depositary receipts at the office of the depositary, payment of the charges provided in the deposit agreement and satisfaction of other conditions in the deposit agreement, the depositary will deliver to you the whole preferred shares of the series underlying the depositary shares evidenced by the depositary receipts.  There may, however, be no market for the underlying series of preferred shares.  Once you have withdrawn the underlying series of preferred shares from the depositary, you may not redeposit them.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for any applicable series of preferred shares to you in proportion to the number of depositary shares outstanding on the record date.  The depositary will distribute only such amount as can be distributed without attributing to you a fraction of one cent.  The balance not distributed to you will be added to and treated as part of the next sum received by the depositary for distribution to you.

If there is a distribution other than in cash, the depositary will distribute property received by it to you in proportion, insofar as possible, to the number of depositary shares outstanding, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution.  If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to you.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to you will be made available to you.

All amounts distributed to you will be reduced by any amount required to be withheld by us on account of taxes and other governmental charges.

Conversion and Exchange

If any series of preferred shares underlying the depositary shares is subject to conversion or exchange, you will have the right or obligation to convert or exchange the depositary shares represented by such depositary receipts.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is subject to redemption, the depositary will redeem the depositary shares from the proceeds received by it as a result of the redemption.  The depositary will mail notice of redemption to you not less than 30 and not more than 60 days prior to the date fixed for redemption at your address appearing in the depositary’s books.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable to you on such series of the preferred shares.  Whenever we redeem shares of any series of preferred shares held by the depositary, the depositary will redeem as of the same redemption date, the number of depositary shares representing the applicable series of preferred shares.  If less than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as determined by the depositary (subject to rounding to avoid fractions of depositary shares).

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding.  When the depositary shares are no longer outstanding, all of your rights will cease, except your right to receive money, securities or other property payable upon such redemption and any money, securities or other property that you were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts evidencing your depositary shares.

Voting of Preferred Shares

Upon receipt of notice of any meeting at which you are entitled to vote, the depositary will mail the information contained in the notice of such meeting to you.  You may instruct the depositary on the exercise of your voting rights. The depositary will try, if practical, to vote the number of shares of preferred shares underlying your depositary shares according to your instructions.  We agree to take all reasonable action required by the depositary in order to enable the depositary to do so.  The depositary will abstain from voting, or giving consents with respect to, preferred shares to the extent it does not receive specific instructions from you.

Amendment and Termination of Depositary Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement.  However, any amendment that imposes or increases fees, taxes or charges upon you or otherwise materially and adversely alters your rights will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding.  Notwithstanding the foregoing, no amendment may impair your right to receive any moneys or property to which you are entitled under the terms of the depositary receipts or deposit agreement at the times and in the manner and amount provided therein.

A deposit agreement may be terminated by us or the depositary only if:

•                  all related outstanding depositary shares have been redeemed and any accumulated and unpaid dividends, together with all other moneys and property to which you are entitled, has been paid or distributed;

•                  there has been a final distribution of the preferred shares of the relevant series in connection with our liquidation, dissolution, or winding up and such distribution has been distributed to you; and

•                  the depositary shares relate to a series of preferred shares that is convertible into other securities and all of the outstanding depositary shares have been so converted.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements.  We will pay associated charges of the depositary for the initial deposit of any series of preferred shares and any redemption or withdrawal by us of any series of preferred shares.

You must pay transfer and other taxes and governmental charges and such other charges as are stated in the deposit agreement to be for your account.

Resignation and Removal of Depositary

The depositary may resign by delivering notice to us, and we may remove the depositary.  Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to you all reports and communications from us that are delivered to the depositary and that we must furnish to you as the holder of the preferred shares or depositary receipts.

Neither the depositary nor any of its agents, the registrar nor us will be:

•                  liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement;

•                  subject to any liability under the deposit agreement to you other than for its gross negligence or willful misconduct; or

•                  obligated to prosecute or defend any legal proceeding in respect of depositary receipts, depositary shares or any series of preferred series, unless satisfactory indemnity is furnished by you.

We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares, or other persons believed by us to be competent and on documents believed to be genuine.

GLOBAL SECURITIES

We will issue the securities initially in book-entry form and they will be represented by one or more global notes or global securities, or collectively, the global securities.  The Depository Trust Company or DTC, New York, New York, will act as securities depository for the securities.  The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One fully-registered global security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of each issue, and for each issue of common shares, preferred shares and depositary receipts, each in the amount of one share, and will be deposited with DTC.  Unless and until it is exchanged for individual certificates evidencing the securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•                  the world’s largest securities depository;

•                  a limited-purpose trust company organized under the New York Banking Law;

•                  a “banking organization” within the meaning of the New York Banking Law;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or direct participants, deposit with DTC.  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, or indirect participants.  The DTC Rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for such interests on DTC’s records.  The ownership interest of each actual purchaser of interest in the securities, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records.  Beneficial owners will not receive written confirmation from DTC of their purchase.  Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners.  The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.  If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures.  Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the interests in the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

So long as the securities are in book-entry form, redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable agent on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable agent’s, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York, where notices and demands in respect of the securities, the indenture and the deposit agreement may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.  That office or agency will initially be the office of an affiliate of the trustee, which is currently located at The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration.

If the securities provide for optional or mandatory purchase, a beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to the tender/remarketing agent specified in the applicable prospectus supplement and shall effect delivery of such securities by causing the direct participant to transfer the participant’s interest in the securities, on DTC’s records, to the tender/remarketing agent.  The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the  securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the tender/remarketing agent’s DTC account.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities.  Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities, the indenture or the certificate of determination, as applicable.

The laws of certain jurisdictions may require that some purchasers of the securities take physical delivery of the securities in definitive form.  Those laws may impair the ability to transfer or pledge beneficial interests in the securities.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or the applicable agent.

Under such circumstances, in the event that a successor securities depository is not obtained, securities certificates are required to be printed and delivered.  We may also decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository).  In that event, securities certificates will be printed and delivered to DTC in the name or names that the depositary directs.

The information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus from time to time.  Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell any of the securities being offered by this prospectus in one or more of the following ways from time to time:

•                                          to underwriters or dealers for resale to the public or institutional investors;

•                                          directly to institutional investors; or

•                                          through agents to public or institutional investors.

A prospectus supplement applicable to each offering of the securities will state the terms of the offering, including:

•                                          the name or names of any underwriters or agents;

•                                          the purchase price of the securities and the proceeds to be received by us from the sale;

•                                          any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                                          any initial public offering price;

•                                          any discounts or concessions allowed or reallowed or paid to dealers; and

•                                          any securities exchange or automated quotation system on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including:

•                                          negotiated transactions;

•                                         at a fixed public price or prices, which may be changed;

•                                         market prices prevailing at the time of sale;

•                                          at prices based on prevailing market prices; or

•                                          at negotiated prices.

Securities being offered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms.  The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.  Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the particular securities being offered will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

We may sell securities directly or through agents we designate from time to time.  The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent.  Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

Unless otherwise specified in a prospectus supplement, the securities will not be listed on a securities exchange.  Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

To facilitate the offering of securities, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934.

•                                          Over-allotment involves sales in excess of the offering size, which creates a short position.

•                                          Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•                                          Short covering positions involve purchases of the securities in the open market after the distribution is completed to cover short positions.

•                                          Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be.  If commenced, these activities may be discontinued by the underwriters at any time.

LEGAL MATTERS

Winston & Strawn LLP, Los Angeles, California, will pass on the validity of the securities offered by this prospectus for us.  If counsel for any underwriters passes on legal matters in connection with an offering of our securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus.  This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto.  For further information about us and the securities, we refer you to the registration statement and to the exhibits and schedules filed with it.  Statements contained in this prospectus as to the contents of any contract or other documents referred to are not necessarily complete.  We refer you to those copies of contracts or other documents that have been filed as exhibits to the registration statement, and statements relating to such documents are qualified in all aspects by such reference.

We file annual, quarterly and special reports, proxy statements and other information with the SEC.   You may read and copy any document we file with the SEC at the SEC’s Public Reference Rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.  You may also obtain information about us at our web-site at http://www.aswater.com.  The information on our web-site does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

To avoid repeating information in this prospectus that we have already filed with the SEC, we have incorporated by reference the filings listed below.  This information is considered a part of this prospectus.  These documents are as follows:

•                  our annual report on Form 10-K for the year ended December 31, 2011;

•                  our quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•                  our current reports on Form 8-K filed with the SEC on February 21, 2012,  March 26, 2012, March 30, 2012, May 24, 2012 and June 4, 2012;

•                  the portions of our proxy statement on Schedule 14A for our 2012 Annual Meeting of Shareholders that have been incorporated by reference into our most recent Form 10-K; and

•                  the description of our common shares set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents.  Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings with the SEC, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773
(909) 394-3600

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

Common Shares

Debt Securities
Preferred Shares
Depositary Shares

American States

WATER COMPANY

PROSPECTUS

August 8, 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

Registration fee	*
Rating agency fees	**
Printing and engraving expenses	**
Accounting fees and expenses	**
Legal fees and expenses	**
Blue sky fees and expenses	**
Fees and expenses of Transfer Agent, Trustee and Depositary	**
Miscellaneous	**
Total	**

* The registration fee is being deferred in accordance with Rule 456(b) and 457(r).

**These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

Article V of the Company’s Amended and Restated Articles of Incorporation authorizes the Company to provide indemnification of directors, officers, employees and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code.

Article VI of the Company’s Bylaws contains provisions implementing the authority granted in Article V of the Company’s Amended and Restated Articles of Incorporation.  The Bylaws provide for the indemnification of any director or officer of the Company, or any person acting at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, including a Company-sponsored employee benefit plan, for any threatened, pending or completed action or proceeding to the fullest extent permitted by California law and the Company’s Amended and Restated Articles of Incorporation, provided that the Company is not liable to indemnify any director or officer or to make any advances to the director or officer (i) as to which the Company is prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the Company’s consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by the Company otherwise than pursuant to the Company’s Bylaws, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.  Indemnification covers all expenses, liabilities and losses including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement.

The Company has purchased directors and officers insurance policies to provide protection against certain liabilities of the directors and officers.  The Company has also entered into written agreements with each of its directors and officers incorporating the indemnification provisions of its Bylaws.

Item 16.  Exhibits.

Exhibit Number		Description of Exhibit

1.	01*	Form of Underwriting or Sales Agreement.

3.	01	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Form 10-K/A for the year ended December 31, 2003).

3.	02	Bylaws (incorporated by reference to Form 10-Q for the quarter ended June 30, 2012).

4.	01	Indenture with respect to Debt Securities, dated as of December 1, 1998, as supplemented (incorporated by reference to Form 10-Q for the quarter ended June 30, 2009).

4.	02**	Form of Deposit Agreement with respect to the Depositary Shares.

4.	03**	Form of Depositary Receipt.

4.	04	Form of Certificate for Common Shares (incorporated by reference to the Company’s Form 8-K filed August 27, 2003).

4.	05*	Form of Certificate of Determination of Preferred Shares.

4.	06*	Form of Certificate for Preferred Shares.

5.	01	Opinion of Winston & Strawn LLP as to the validity of Securities issued by the Company.

12.	01	Computation of Ratios of Earnings to Fixed Charges of the Company.

23.	01	Consent of PricewaterhouseCoopers LLP.

23.	02	Consent of Winston & Strawn LLP (included in Exhibit 5.01).

24.	01	Power of Attorney (included on page II-6).

25.	01	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee.

*                 To be filed by amendment or pursuant to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated by reference herein.

**          Filed as an exhibit to Registration Statement No. 333-68299 and incorporated by reference herein.

Item 17.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or a prospectus that is part of this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on August 8, 2012.

AMERICAN STATES WATER COMPANY

By:	/s/ Robert J. Sprowls
Name:	Robert J. Sprowls
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Robert J. Sprowls and Eva G. Tang, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ Robert J. Sprowls	August 8, 2012
Robert J. Sprowls Principal Executive Officer, President, Chief Executive Officer and Director

/s/ Eva G. Tang	August 8, 2012
Eva G. Tang Principal Financial Officer and Principal Accounting Officer, Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

/s/ Lloyd E. Ross	August 8, 2012
Lloyd E. Ross Chairman of the Board and Director

/s/ James L. Anderson	August 8, 2012
James L. Anderson Director

/s/ Sarah J. Anderson	August 8, 2012
Sarah J. Anderson Director

Diana M. Bontá Director

/s/ Anne M. Holloway	August 8, 2012
Anne M. Holloway Director

/s/ Robert F. Kathol	August 8, 2012
Robert F. Kathol Director

/s/ Gary F. King	August 8, 2012
Gary F. King Director

/s/ James F. McNulty	August 8, 2012
James F. McNulty Director

/s/ Janice F. Wilkins	August 8, 2012
Janice F. Wilkins Director

Exhibit Number		Description of Exhibit

1.01	*	Form of Underwriting or Sales Agreement.

3.01		Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Form 10-K/A for the year ended December 31, 2003).

3.02		Bylaws (incorporated by reference to Form 10-Q for the quarter ended June 30, 2012).

4.01		Indenture with respect to Debt Securities, dated as of December 1, 1998, as supplemented (incorporated by reference to Form 10-Q for the quarter ended June 30, 2009).

4.02	**	Form of Deposit Agreement with respect to the Depositary Shares.

4.03	**	Form of Depositary Receipt.

4.04		Form of Certificate for Common Shares (incorporated by reference to the Company’s Form 8-K filed August 27, 2003).

4.05	*	Form of Certificate of Determination of Preferred Shares.

4.06	*	Form of Certificate for Preferred Shares.

5.01		Opinion of Winston & Strawn LLP as to the validity of Securities issued by the Company.

12.01		Computation of Ratios of Earnings to Fixed Charges of the Company.

23.01		Consent of PricewaterhouseCoopers LLP.

23.02		Consent of Winston & Strawn LLP (included in Exhibit 5.01).

24.01		Power of Attorney (included on page II-6).

25.01		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee.

*                                         To be filed by amendment or pursuant to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and incorporated by reference herein.

**          Filed as an exhibit to Registration Statement No. 333-68299 and incorporated by reference herein.